Exhibit 32.1


Certification of Chief Executive and Chief Financial Officer of
Earth Sciences, Inc. Pursuant to 18 U.S.C. Section 1350


I, Mark H. McKinnies, certify that:

In connection with the Quarterly Report on Form 10-QSB for the period ended June 30, 2003 of Earth Sciences, Inc. (the "Company) for the period ended June, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark H. McKinnies, Chief Executive Officer and Chief Financial Officer of the Company, to the best of my knowledge, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.


/s/ Mark H. McKinnies
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Name:  Mark H. McKinnies
Title:  President and
Treasurer
Date:  August 6, 2003